                                                      Registration No. 333-52755
                                                                       ---------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  ------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                       PEGASUS COMMUNICATIONS CORPORATION
             (Exact name of Registrant as Specified in its Charter)

                                  -------------

                 DELAWARE                          23-3070336
                 --------                          ----------
     (State or Other Jurisdiction of             (I.R.S. Employer
      Incorporation of Organization)           Identification Number)


                  c/o Pegasus Communications Management Company
             225 City Line Avenue, Suite 200, Bala Cynwyd, PA 19004
             ------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                  Pegasus Communications Restricted Stock Plan
                  Pegasus Communications 1996 Stock Option Plan
                  ---------------------------------------------
                              (Full Title of Plans)


            Marshall W. Pagon, President and Chief Executive Officer
                  c/o Pegasus Communications Management Company
             225 City Line Avenue, Suite 200, Bala Cynwyd, PA 19004
                                 (888) 438-7488
                                 --------------
                      (Name, Address, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                  -------------

                                   Copies To:

             Ted S. Lodge, Esq.                       Michael B. Jordan, Esq.
            Scott A. Blank, Esq.                      Diana E. McCarthy, Esq.
     Pegasus Communications Corporation             Drinker Biddle & Reath LLP
c/o Pegasus Communications Management Company            One Logan Square
       225 City Line Avenue, Suite 200                18th and Cherry Streets
            Bala Cynwyd, PA 19004                  Philadelphia, PA  19103-6996
               (888) 438-7488                             (215) 988-2700

--------------------------------------------------------------------------------

         This post-effective amendment is being filed by Pegasus Communications Corporation, a Delaware corporation (the "Registrant"), pursuant to Rule 414 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), as the successor issuer to Pegasus Satellite Communications, Inc. (formerly known as Pegasus Communications Corporation) ("Pegasus Satellite"), following a reorganization of Pegasus Satellite into a new holding company organizational structure.

         On May 15, 1998, Pegasus Satellite (under its its former name Pegasus Communications Corporation), a Delaware corporation, filed a registration statement on Form S-8 (Registration No. 333-52755) (the "Registration Statement") with respect to the Pegasus Communications Restricted Stock Plan and the Pegasus Communications 1996 Stock Option Plan (together, the "Plans").

         On February 22, 2001, Pegasus Satellite implemented a change in its organizational form in accordance with Section 251(g) of the Delaware General Corporation Law. Initially, Pegasus Satellite formed the Registrant under the name "Pegasus Holdings Corporation I," a Delaware corporation and a wholly-owned subsidiary of Pegasus Satellite. Thereafter, the Registrant formed Pegasus Merger Sub, Inc. ("Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of the Registrant organized for the purpose of implementing the holding company reorganization. Merger Sub then merged with and into Pegasus Satellite effective on February 22, 2001 (the "Merger"), with Pegasus Satellite emerging as the surviving corporation. Upon completion of the Merger, Pegasus Satellite became a wholly-owned subsidiary of the Registrant and changed its name to Pegasus Satellite Communications Inc., while the Registrant changed its name to Pegasus Communications Corporation.

         Because the Merger was carried out under Section 251(g) of the Delaware General Corporation Law, approval of the former stockholders of Pegasus Satellite for the Merger was neither required nor sought.

         As a result of the Merger, each share of capital stock of Pegasus Satellite, issued and outstanding or held in its treasury, was converted, by operation of law, into one share of capital stock of the Registrant. Also, as part of the Merger, each outstanding option to purchase shares of Pegasus Satellite's Class A Common Stock under the Plans was automatically converted into an option to purchase, upon the same terms and conditions, an identical number of shares of the Registrant's Class A Common Stock. The Plans will continue to be known as the Pegasus Communications Restricted Stock Plan and the Pegasus Communications 1996 Stock Option Plan.

         In accordance with Rule 414 under the Securities Act, the Registrant, as the successor issuer to Pegasus Satellite, hereby expressly adopts the Registration Statement as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended, and hereby sets forth any additional information necessary to reflect any material changes made in connection with or resulting from the succession, or necessary to keep this Registration Statement from being misleading in any material respect.

         The registration fees were paid at the time of the original filing of this registration statement.

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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Bala Cynwyd, on this 26th day of February, 2001.


                                           PEGASUS COMMUNICATIONS CORPORATION

                                           By: /s/ Ted S. Lodge
                                              -------------------------------
                                               Ted S. Lodge,
                                               Executive Vice President


         Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities indicated, on this 26th day of February, 2001.

       Signature                                       Title                                    Date
-------------------------                   -----------------------------                 ----------------

               *                            President, Chief Executive Officer            February 26, 2001
-------------------------------             and Chairman of the Board
Marshall W. Pagon
(Principal Executive Officer)


               *                            Vice President and Chief                      February 26, 2001
-------------------------------             Financial Officer
M. Kasin Smith

               *                            Director                                      February 26, 2001
-------------------------------
Robert N. Verdecchio

               *                            Executive Vice President                      February 26, 2001
-------------------------------             and Director
Ted S. Lodge

               *                            Director                                      February 26, 2001
-------------------------------
James J. McEntee, III.

               *                            Director                                      February 26, 2001
-------------------------------
Mary C. Metzger

               *                            Director                                      February 26, 2001
-------------------------------
Harry F. Hopper, III.

       Signature                                       Title                                    Date
-------------------------                   -----------------------------                 ----------------

               *                            Director                                      February 26, 2001
-------------------------------
William P. Phoenix

               *                            Director                                      February 26, 2001
-------------------------------
Riordon B. Smith

               *                            Director                                      February 26, 2001
-------------------------------
William P. Collatos

               *                            Director                                      February 26, 2001
-------------------------------
Robert F. Benbow


         *   By: /s/ Ted S. Lodge
                 ------------------------------
                 Ted S. Lodge, Attorney-in-fact


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